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                                                                      EXHIBIT 24

     The undersigned hereby makes, constitutes and appoints Karl R. Wyss, Thomas
J. Fogarty and Thomas M. Molchan, each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission the Annual Report on Form 10-K for the fiscal year ended June 30, 1999 of DecisionOne Corporation and any amendments thereto pursuant to the Securities Exchange Act of 1934, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

                                                 /s/ KIRK B. WORTMAN*

                                          --------------------------------------
                                                     Kirk B. Wortman

Dated: November   ,1999

* Identical powers-of-attorney (other than the signature blocks) were executed by Karl R. Wyss, Lawrence M.v.D. Schloss, and Peter T. Grauer.